UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 10, 2008

Torvec Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	000-24455	16-1509512
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1999 Mt. Read Blvd, Bldg 3, Rochester, New York		14615
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	585-254-1100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 10, 2008, the board of directors of Torvec, Inc. accepted the resignation of David M. Flaum as a member of the board. In resigning, Mr. Flaum stated:

"As I have discussed with Jim and Keith, the recent growth in the kind and number of projects generated by Torvec is requiring a greater time commitment than I am able to contribute at this time. Consequently, I am submitting this letter of resignation as a member of Torvec’s board, effective on October 10, 2008.

I certainly have enjoyed being a member of the board and working with you to bring Torvec to ultimate success. Obviously, I wish Torvec, its management and all of its shareholders continued and even greater success in the future.

I note with considerable pleasure that the Nominating Committee, at my request, is considering the appointment of my son, Asher, to complete my term so that the Flaum family will continue to be involved with Torvec as it moves forward."

At its meeting on October 10, 2008, the board appointed Asher J. Flaum as a member of the board to complete David M. Flaum's term.

Asher J. Flaum, age 28, is President of Flaum Management Co., Inc., a full service real estate company that owns and manages a portfolio of several million square feet of commercial real estate including retail, office, industrial, development projects as well as provides complete real estate brokerage services through its real estate brokerage division.

Through his active involvement with Flaum Management, Mr. Flaum focuses on real property management, development, acquisitions and finance, leasing and brokerage services. He has participated in multiple real estate transactions involving Fortune 500, national and regional companies.

A licensed real estate broker, Mr. Flaum is a member of the International Council of Shopping Centers (ICSC) and a member of the New York State Commercial Association of Realtors (NYSCAR). Mr. Flaum, who has a B.S. degree from Syracuse University, serves on the board of directors and finance committee of the Jewish Community Federation and on the board of directors of Constellation Brands Marvin Sands Performing Arts Center (CMAC).

James Y. Gleasman, Torvec's chief executive officer, commented:

"We are very pleased that the board has appointed Asher Flaum as a director. Asher has been engaged in many Torvec activities over the past 12-14 months and has demonstrated an extraordinary commitment to Torvec and its mission. His understanding of our company's technologies, the scope of existing and current projects and his manifest enthusiasm will serve the company well as we move forward."

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Torvec Inc.

October 14, 2008	By:	James Y. Gleasman

Name: James Y. Gleasman
Title: CEO